SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2008

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 Schumacher Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2008, the Compensation Committee of the Board of Directors of AtriCure, Inc. (the “Company”) approved grants of performance-based equity awards (“Performance Share Awards”) to certain executive officers of the Company. Under the grants, up to 90,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), may be issued. The awards are subject to the terms of Performance Share Agreements (the “Grant Agreements”) and the provisions of the Company’s 2005 Equity Incentive Plan (the “Plan”) and are subject to certain performance goals being achieved by the Company.

Under the Plan, awards of performance shares may be made subject to the attainment of personal or Company performance goals. Company performance goals can relate to one or more business criteria including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; net profit; total revenue; sales growth; price of the Common Stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders.

The number of shares of Common Stock payable under each award is dependent upon the Company’s achievement of net income (excluding non-cash compensation) of at least $0 for the year ending December 31, 2009 (the “2009 Goal”) and the achievement of a total revenue growth of 20% for the year ending December 31, 2010 over the year ending December 31, 2009 (the “2010 Goal”).

Under the Plan, the following grants were made to the named executive officers and in the amounts identified in the table below:

Name	Performance Shares for Achievement of 2009 Goal	Performance Shares for Achievement of 2010 Goal
David J. Drachman	20,000	10,000
James L. Lucky	13,000	7,000
Julie A. Piton	13,000	7,000
Stewart W. Strong	13,000	7,000

Under the terms of the grants, within 90 days after the conclusion of the year ending December 31, 2009, the Compensation Committee shall make a determination of the achievement of the 2009 Goal, and within 90 days after the conclusion of the year ending

December 31, 2010, the Compensation Committee shall make a determination of the achievement of the 2010 Goal. Subject to continuous employment requirements, the Company shall issue to each recipient stock certificates evidencing shares earned by virtue of the satisfaction of the 2009 Goal and/or 2010 Goal on the date on which the Compensation Committee makes the determinations regarding the 2010 Goal (the “Determination Date”).

Upon a Change of Control (as defined in the Plan) or the death of a grantee, all Performance Shares granted shall be distributed to the grantee (or the grantee’s estate in the case of death) except that if such Change of Control or death occurs after December 31, 2009 and the Company failed to meet the 2009 Goal, the grantee (or the grantee’s estate in the case of death) shall receive only those Performance Shares subject to the 2010 Goal.

The awards do not entitle a recipient to any rights of a stockholder of the Company, unless and until the shares of Common Stock that may be acquired have been issued.

The Performance Share Awards are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. In order to so qualify, the Performance Share Awards must be approved by the Company’s stockholders.

The foregoing description of the terms of the awards is qualified in its entirety by reference to the Equity Compensation Plan and the Performance Share Agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On October 31, 2008, the Company issued a press release which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Exhibits

10.1	2005 Equity Incentive Plan (incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-124197) filed July 7, 2005)

10.2	Form of Performance Share Agreement

99.1	Press Release Issued by AtriCure, Inc. on October 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRICURE, INC.

Date: October 31, 2008	By:	/s/ Julie A. Piton
Julie A. Piton
Vice President, Finance and
Administration and Chief Financial Officer